Consent, Subordination, and Intercreditor Agreement

This Consent, Subordination, and Intercreditor Agreement ("Agreement") is entered into as of August 2, 2012 among 1975 Babcock, LLC, a limited liability company ("Lender"), Eos Petro, Inc., a Delaware corporation ("Borrower"), and Vatsala Sharma ("VS," and together with Lender, and the Borrower, the "Parties").

Whereas Lender is making a loan of Three Hundred Thousand Dollars ($300,000) to Borrower pursuant to a Loan Agreement and Secured Promissory Note (the "Lender Note") executed concurrently with this Agreement (terms used but not defined in this Agreement shall have the meanings, if any, ascribed thereto in the Lender Note);

Whereas VS has previously made loans to Borrower pursuant to a Second Promissory Note dated February 15, 2012 and related documents (collectively, the "VS Loan Agreements");

Whereas VS is a secured creditor of Borrower pursuant to the VS Loan Agreements, including a leasehold mortgage over Borrower's "Work Lease" (all such security interests, the "VS Security," and all such documents, the "Works VS Mortgage:); and

Whereas Lender is concurrently herewith filing a Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing financing (together with any related security documents, the "Works Lender Documents," and all such security interests the "Lender Security").

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth below, the parties do hereby agree as follows:

1.          VS hereby consents to the loans and security interests made or created by the Lender Note, the Works Lender Documents and related documents and waives any event of default that may result from the making of such loans and the creation of such security interests, including the Lender Security.

2.          Lender and VS hereby confirm and agree that, to the extent the security interests are in the same collateral (the "Common Collateral"), the security interests of Lender under the Works Lender Documents, including the Lender Security, are senior to the security interests of VS under the Works VS Mortgage, including the VS Security.

3.          From the date of this Agreement and until at least the indebtedness of Borrower to Lender (the "Lender Debt") is repaid and the indebtedness of Borrower to VS (the "VS Debt") is repaid, Lender will receive and administer the proceeds of the Common Collateral on behalf of VS and on behalf of Lender. VS and Lender agree that such proceeds will be applied first to the payment of the Lender Debt and second to the payment of the indebtedness to VS.

4.          Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given in the manner and to the person(s) identified in the Lender Note, the Works Lender Documents or the VS Loan Agreements, as applicable.

5.          This Agreement may be amended by a writing signed by all Parties and or their successors or assigns.

6.          This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regarding to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the manner and in the location specified in the Lender Note, the Works Lender Documents and the VS loan Agreements, with the Lender Note controlling in the event of any inconsistency. The Parties irrevocably waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Agreement.

7.          THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

8.          Each party acknowledges that it or its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other and this is the entire integrated agreement of the parties.

IT WITNESS WHEREOF, the Parties have each caused this Consent, Subordination and Intercreditor Agreement to be signed, on the 2nd day of August 2011.

Vatsala Sharma

By:	/s/ Vatsala Sharma
Vatsala Sharma an individual

1975 Babcock, LLC

By:	/s/ John Roberts
John Roberts
Title:	Managing Member

Eos Petro, Inc.

By:	/s/ Nikolas Konstant
Nikolas Konstant
Title:	Chairman